EXHIBIT 99.1

INTL FCStone Inc. Reports Fiscal Fourth Quarter and Full Year 2013 Financial Results
Company to restate financial results for fiscal years 2012 and 2011
Reports aggregate after tax charge to earnings of $5.9 million in prior year periods

New York, NY – January 9, 2014 – INTL FCStone Inc. (the "Company"; NASDAQ: INTL) today announced its financial results for the fiscal year 2013 and fourth quarter ended September 30, 2013. Certain financial metrics discussed in this press release are non-GAAP, reflecting marked-to-market differences in the Company’s Commodity & Risk Management Services and Other segments. A reconciliation of those metrics to GAAP equivalents is provided in the table below, and further discussion of the use of non-GAAP metrics will be provided in the Company’s Annual Report on Form 10-K to be filed with the Securities and Exchange Commission (“SEC”).
Sean O’Connor, CEO of INTL FCStone Inc., stated, “Full year earnings of $12.4 million and a Return on Equity of 4% were below our targeted returns. Fiscal 2013 was a difficult year due to low interest rates, low volatility and commodity prices, increased costs of regulatory change and our exit from the physical base metals business. Nevertheless, we remained profitable in this challenging environment and continued to consolidate our position as a leading provider of financial market access to mid-market customers.
As detailed below, the Company will restate its previously filed financial statements for the years ended September 30, 2012 and 2011. These corrections resulted in an aggregate reduction in net income of $5.9 million from $57.7 million as reported to $51.8 million for the three years ended September 30, 2012."

INTL FCStone Inc. Summary Financials
Consolidated financial statements will be included in our Annual Report on Form 10-K to be filed with the SEC. The Annual Report on Form 10-K will also be made available on our website at www.intlfcstone.com.

	Three Months Ended September 30,			Fiscal Year Ended September 30,
(Unaudited) (in millions, except share and per share amounts)	2013	2012	% Change	2013	2012	% Change
		(As Restated)			(As Restated)
Operating revenues	$112.6	$117.9	(4)%	$478.4	$454.2	5%
Transaction-based clearing expenses	28.0	26.0	8%	110.1	105.4	4%
Introducing broker commissions	11.5	9.3	24%	40.5	31.0	31%
Interest expense	2.9	3.3	(12)%	12.5	11.6	8%
Net operating revenues	70.2	79.3	(11)%	315.3	306.2	3%
Compensation and other expenses:
Compensation and benefits	50.7	46.9	8%	201.6	202.4	—%
Communication and data services	6.3	6.1	3%	23.3	22.6	3%
Occupancy and equipment rental	3.0	2.8	7%	12.0	11.0	9%
Professional fees	3.0	3.3	(9)%	13.1	12.9	2%
Travel and business development	2.9	2.6	12%	10.7	11.2	(4)%
Depreciation and amortization	1.9	1.9	—%	8.0	7.2	11%
Bad debts and impairments	0.6	0.9	(33)%	0.8	1.5	(47)%
Other	4.3	4.4	(2)%	23.2	21.6	7%
Total compensation and other expenses	72.7	68.9	6%	292.7	290.4	1%
(Loss) income from operations, before tax	(2.5)	10.4	(a)	22.6	15.8	43%
Income tax (benefit) expense	(3.7)	2.1	(a)	3.3	3.1	6%
Net income	1.2	8.3	(86)%	19.3	12.7	52%
Add: Net loss attributable to noncontrolling interests	—	—	—%	—	0.1	(100)%
Net income attributable to INTL FCStone Inc. common stockholders	$1.2	$8.3	(86)%	$19.3	$12.8	51%

Basic earnings per share:
Net income attributable to INTL FCStone Inc. common stockholders	$0.05	$0.44	(89)%	$1.01	$0.67	51%
Diluted earnings per share:
Net income attributable to INTL FCStone Inc. common stockholders	$0.04	$0.42	(90)%	$0.97	$0.64	52%

Weighted average number of common shares outstanding:
Basic	18,643,722	18,285,504	2%	18,443,233	18,282,939	1%
Diluted	19,312,901	19,026,758	2%	19,068,497	19,156,899	—%

	Three Months Ended September 30,			Fiscal Year Ended September 30,
(In millions)	2013	2012	% Change	2013	2012	% Change
		(As Restated)			(As Restated)
Segmental operating revenues (non-GAAP) reconciliation:
Operating revenues, as reported (GAAP)	$112.6	$117.9	(4)%	$478.4	$454.2	5%
Marked-to-market adjustment	1.2	6.8	(a)	(11.1)	6.8	(a)
Adjusted operating revenues (non-GAAP) (b)	$113.8	$124.7	(9)%	$467.3	$461.0	1%

Represented by:
Commodity and Risk Management Services	$48.1	$69.1	(30)%	$208.2	$248.4	(16)%
Foreign Exchange	15.6	15.2	3%	66.9	62.6	7%
Securities	18.4	11.1	66%	61.1	39.9	53%
Clearing and Execution Services	25.3	23.0	10%	100.8	93.8	7%
Other	6.7	6.0	12%	23.1	16.5	40%
Corporate unallocated	(0.3)	0.3	(a)	7.2	(0.2)	(a)
Adjusted operating revenues (non-GAAP) (b)	$113.8	$124.7	(9)%	$467.3	$461.0	1%

Net income attributable to INTL FCStone Inc. common stockholders (non-GAAP) reconciliation:
Net income attributable to INTL FCStone Inc. common stockholders, as reported (GAAP)	$1.2	$8.3	(86)%	$19.3	$12.8	51%
Marked-to-market adjustment (non-GAAP)	1.2	6.8	(a)	(11.1)	6.8	(a)
Tax effect on marked-to-market adjustment at blended rate of 37.5% (non-GAAP)	(0.4)	(2.6)	(a)	4.2	(2.6)	(a)
Adjusted net income attributable to INTL FCStone Inc. common stockholders (non-GAAP) (c)	$2.0	$12.5	(84)%	$12.4	$17.0	(27)%

(a)	Comparison not meaningful.

(b)
Adjusted operating revenue is a non-GAAP measure that represents operating revenues adjusted by marked-to-market differences in our Commodity and Risk Management Services and Other segments, as shown in the table. The table above reflects all reconciling items between the GAAP operating revenues and non-GAAP adjusted operating revenues. For a full discussion of management’s reasons for disclosing these adjustments, see ‘Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations’ in the Form 10-K for the fiscal year ended September 30, 2012.

(c)
Adjusted net income attributable to INTL FCStone Inc. common stockholders is a non-GAAP measure that represents net income attributable to INTL FCStone Inc. common stockholders adjusted by the after-tax marked-to-market differences in our Commodity and Risk Management Services and Other segments. The table above reflects all reconciling items between the GAAP net income attributable to INTL FCStone Inc. common stockholders and non-GAAP adjusted net income attributable to INTL FCStone Inc. common stockholders.

Financial Reporting Update
Overview
In connection with the preparation of its consolidated financial statements for the fiscal year ended September 30, 2013, the Company identified errors in the reconciliation of the Company's subsidiary INTL FCStone Markets, LLC's accounting records to its back office system which occurred in 2012, 2011 and 2010. These corrections resulted in a reduction in net income of $5.9 million for the years ended September 30, 2012, 2011 and 2010 in aggregate, from $57.7 million as reported to $51.8 million, which is in line with our announcement dated December 17, 2013. As a result, the Audit Committee of the Board of Directors in conjunction with management has determined that it is necessary to restate the previously filed consolidated financial statements for the fiscal years ended September 30, 2012 and 2011 and the unaudited consolidated financial statements included in interim reports filed for such periods.
Financial Statement Presentation
The impact of the correction of the reconciliation errors noted above, to our previously reported consolidated balance sheets as of September 30, 2012 and 2011 is summarized below.

(in millions)	As of September 30, 2012				As of September 30, 2011
	(As Reported)	Cumulative Prior Period Adjustments	FY 2012 Adjustment	(As Restated)	(As Reported)	FY 2010 Adjustments	FY 2011 Adjustment	(As Restated)
Deposits with and receivables from broker-dealers, clearing organizations and counterparties	$127.4	(7.1)	(3.5)	$116.8	$146.5	(3.0)	(4.1)	$139.4
Income taxes receivable	$11.9	2.3	1.3	$15.5	$8.8	—	2.3	$11.1
Goodwill and intangible assets, net	$54.7	1.1	—	$55.8	$56.1	1.1	—	$57.2
Total assets	$2,958.9	(3.7)	(2.2)	$2,953.0	$2,635.7	(1.9)	(1.8)	$2,632.0
Income taxes payable	$5.5	—	—	$5.5	$4.6	(0.7)	0.7	$4.6
Total liabilities	$2,639.8	—	—	$2,639.8	$2,338.1	(0.7)	0.7	$2,338.1
Retained earnings	$112.0	(3.7)	(2.2)	$106.1	$97.0	(1.2)	(2.5)	$93.3
Total stockholders’ equity	$319.1	(3.7)	(2.2)	$313.2	$296.3	(1.2)	(2.5)	$292.6
Total liabilities and stockholders’ equity	$2,958.9	(3.7)	(2.2)	$2,953.0	$2,635.7	(1.9)	(1.8)	$2,632.0
The impact of the correction of the reconciliation errors noted above, to our previously reported consolidated income statements for fiscal years ended September 30, 2012 and 2011 is summarized as follows:

	Consolidated Income Statement Information for the Year Ended September 30,
(in millions)	2012			2011
	(As Reported)	Adjustment	(As Restated)	(As Reported)	Adjustment	(As Restated)
Trading gains, net	$248.4	(3.5)	$244.9	$205.7	(4.1)	$201.6
Operating revenues	$457.7	(3.5)	$454.2	$423.2	(4.1)	$419.1
Income from continuing operations, before tax	$19.3	(3.5)	$15.8	$59.5	(4.1)	$55.4
Income tax expense	$4.4	(1.3)	$3.1	$22.5	(1.6)	$20.9
Net income attributable to INTL FCStone Inc. common stockholders	$15.0	(2.2)	$12.8	$37.3	(2.5)	$34.8
Comprehensive income	$18.7	(2.2)	$16.5	$34.3	(2.5)	$31.8

The correction of these errors had no impact on the net cash provided by or used in operating activities, net cash used in investing activities, or net cash provided by or used in financing activities in our previously reported consolidated statements of cash flows for the fiscal years ended September 30, 2012 and 2011. The cumulative overstatement of retained earnings prior to fiscal year 2011 arising from these errors was $1.2 million.
Other Matters
On January 6, 2014, the Company received a letter from the NASDAQ Stock Market LLC ("NASDAQ") notifying the Company that it is not in compliance with NASDAQ Listing Rule 5810(b) because its Annual Report on Form 10-K for the year ended September 30, 2013 was not filed on a timely basis with the Securities and Exchange Commission. NASDAQ requires the Company to submit a plan within 60 calendar days to regain compliance with NASDAQ's filing requirements for continued listing. The Company believes it will file its Annual Report on Form 10-K for the year ended September 30, 2013 on or before January 17, 2014, which will include restated financial statements for the years ended September 30, 2012 and September 30, 2011 and will cure the NASDAQ filing deficiency and be back in compliance with the NASDAQ reporting requirements.

Conference Call & Web Cast
A conference call will be held today, Thursday, January 9, 2014 at 4:15 p.m. ET. A live webcast of the conference call as well as additional information to review during the call will be made available in PDF form on line on our corporate web site at http://www.intlfcstone.com. Participants can also access the call by dialing 1-888-364-3109 (within the United States), or 1-719-325-2315 (international callers) approximately ten minutes prior to the start time.
A replay of the call will be available at http://www.intlfcstone.com approximately three hours after the call has ended and will be available through January 16, 2014. To access the replay, dial 1-888-203-1112 (within the United States), or 1-719-457-0820 (international callers) and enter the replay passcode 7593219.
About INTL FCStone Inc.
INTL FCStone Inc. (INTL) provides execution and advisory services in commodities, currencies and international securities. INTL’s businesses, which include the commodities advisory and transaction execution firm FCStone Group, serve more than 20,000 accounts, representing approximately 11,000 consolidated customers in more than 100 countries through a network of offices in twelve countries around the world.
Further information on INTL is available at www.intlfcstone.com.
Forward Looking Statements
This press release includes forward-looking statements including statements regarding the combined company. All statements other than statements of current or historical fact contained in this press release are forward-looking statements. The words “believe,” “expect,” “anticipate,” “should,” “plan,” “will,” “may,” “could,” “intend,” “estimate,” “predict,” “potential,” “continue” or the negative of these terms and similar expressions, as they relate to INTL FCStone Inc., are intended to identify forward-looking statements.
These forward-looking statements are largely based on current expectations and projections about future events and financial trends that may affect the financial condition, results of operations, business strategy and financial needs of the company. They can be affected by inaccurate assumptions, including the risks, uncertainties and assumptions described in the filings made by INTL FCStone Inc. with the Securities and Exchange Commission. In light of these risks, uncertainties and assumptions, the forward-looking statements in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. When you consider these forward-looking statements, you should keep in mind these risk factors and other cautionary statements in this press release.
These forward-looking statements speak only as of the date of this press release. INTL FCStone Inc. undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements.
INTL FCStone Inc.
Investor inquiries:
Bill Dunaway, CFO
1-866-522-7188
bill.dunaway@intlfcstone.com